UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Mega Matrix Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

103 Tampines Street 86 #03-06 The Alps Residences Singapore	528576
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A ordinary shares, par value US$0.001 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A registration statement file number to which this form relates: 333-271349

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities being registered hereby are the Class A ordinary shares, par value $0.001 per share (“Class A Shares”), of Mega Matrix Inc., a Cayman Islands exempted company (“Company”). The description of the Class A Shares is included in the section titled “DESCRIPTION OF SHARE CAPITAL OF MPU CAYMAN”, beginning on page 74 of the proxy statement/prospectus filed by the Company with the Securities and Exchange Commission on August 16, 2024, and is incorporated herein by reference.

The Class A Shares being registered hereunder have been approved for listing on NYSE American LLC (NYSE American) under the symbol “MPU.”

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the registrant are registered on NYSE American and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Mega Matrix Inc.

Date: October 10, 2024	By:	/s/ Yucheng Hu
		Name:	Yucheng Hu
		Title:	Chairman

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